Exhibit 1.3
January 15, 2021
Kindred Biosciences, Inc.
1555 Bayshore Highway, Suite 200
Burlingame, California 94010
Attention: Richard Chin, M.D., Chief Executive Officer

Dear Mr. Chin:
    Reference is made to the At The Market Offering Agreement, dated as of April 8, 2020 (the “ATM Agreement”), between Kindred Biosciences, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). This letter (this “Amendment No. 1”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein. This Amendment No.1 shall be effective on the date of effectiveness of the Company’s shelf registration statement on Form S-3 registering $150,000,000 of securities of the Company and filed on or about January 15, 2021 with the Commission (such date of effectiveness, the “New Shelf Effectiveness Date”). Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Wainwright hereby agree to this Amendment No. 1 of the ATM Agreement as set forth herein.
1.The defined term “Agreement” in the ATM Agreement is hereby amended to mean the ATM Agreement, as amended by this Amendment No. 1.
2.The defined term “Prospectus Supplement” in the ATM Agreement is amended and restated as follows:

““Prospectus Supplement” shall mean each prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time, including, without limitation, any prospectus supplement relating to the Shares in the Second Registration Statement at the time of effectiveness of the Second Registration Statement.”
3.The defined term “Registration Statement” in the ATM Agreement is amended and restated as follows:

““Registration Statement” shall mean, collectively, (i) for the period from April 8, 2020 until the Second Registration Statement Effective Date (as defined herein), the shelf registration statement (File Number 333-222597) on Form S-3 (the “First Registration Statement”) that was initially declared effective on February 7, 2018 and (ii) for the period from the Second Registration Statement Effective Date and thereafter, a new shelf registration statement on Form S-3 registering $150,000,000 of securities of the Company and filed on or about January 15, 2021 with the Commission (the “Second Registration Statement”) and that was filed prior to the expiration of the First Registration Statement and that has been declared effective by the Commission (such date of effectiveness of the Second

Registration Statement, the “Second Registration Statement Effective Date”), including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.”
4.The Company and Wainwright hereby agree that the Second Registration Statement Effective Date shall be a Representation Date under the ATM Agreement and the Company shall deliver the deliverables pursuant to Sections 4(k), 4(l) and 4(m) of the ATM Agreement on the Second Registration Statement Effective Date.
5.Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment No. 1 and shall not be in any way be changed, modified or superseded by the terms set forth herein.
6.This Amendment No. 1 may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.
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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment No. 1 shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,
H.C. WAINWRIGHT & CO., LLC

By: /s/ Edward D. Silvera
                            Name: Edward D. Silvera
                            Title: Chief Operating Officer

Accepted and Agreed:
KINDRED BIOSCIENCES, inc.

By: /s/ Richard Chin
Name: Richard Chin
Title: Chief Executive Officer

[SIGNATURE PAGE TO KIN AMENDMENT TO ATM AGREEMENT]